UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2018

ALCOA CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-37816	81-1789115
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania	15212-5858
(Address of principal executive offices)	(Zip Code)

412-315-2900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 2.02	Results of Operations and Financial Condition.

On January 17, 2018, Alcoa Corporation (the “Company”) issued a press release announcing its fourth quarter and full year 2017 financial results.  A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

On January 17, 2018, the Company announced that, effective January 1, 2021, salaried employees in the United States and Canada, where the Company’s largest portion of liabilities for pension plans and other post-employment benefits (OPEB) reside, will cease accruing retirement benefits for future service under defined benefit pension plans.  In connection with this change, approximately 800 affected employees will be transitioned to country-specific defined contribution plans through which the Company will contribute 3 percent of affected participants’ eligible earnings in addition to its existing employer savings match.

Benefits earned from these defined benefit pension plans through December 31, 2020 will be protected and included in benefits provided to the employees at the end of their employment with the Company or when becoming eligible for retirement, as defined by the plans.

Participants already collecting benefits under the pension plans and those currently covered by collective bargaining agreements are not impacted by these changes.

Also, effective January 1, 2021, the Company will no longer contribute to pre-Medicare retiree medical coverage for U.S. salaried employees and retirees.

As a result of the above actions, the Company expects to both reduce its net pension and OPEB liability by $35 million and record non-cash nonoperating income of approximately $20 million in the first quarter of 2018.

Item 8.01	Other Events.

On January 17, 2018, the Company announced that it expects to make discretionary contributions, beyond required contributions, to its U.S. and Canada defined benefit pension plans in 2018 approximating a combined total of $300 million. In connection with the discretionary contributions, the Company intends to make annuity purchases to lower risk and cost while maintaining minimum required contribution levels.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.   The following is furnished as an exhibit to this report:

Exhibit number	Description

99.1	Press release dated January 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date:	January 17, 2018	By:	/s/ Jeffrey D. Heeter
Jeffrey D. Heeter
Executive Vice President, General Counsel and Secretary

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